UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2025
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LEAR CORPORATION
(Exact name of Registrant as specified in its charter)
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Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI 48033
(Address of principal executive offices)

(248) 447-1500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01	LEA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders
On May 16, 2025, Lear Corporation (“Lear”) held its 2025 Annual Meeting of Shareholders (the “Annual Meeting”). Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders at the Annual Meeting:

	Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
Election of directors
Julian G. Blissett	49,233,980	103,310	17,499	1,386,098
Jonathan F. Foster	47,433,985	1,903,251	17,553	1,386,098
Bradley M. Halverson	49,039,728	297,094	17,967	1,386,098
Mary Lou Jepsen	48,366,744	958,466	29,579	1,386,098
Roger A. Krone	48,182,292	1,154,780	17,717	1,386,098
Rod A. Lache	49,233,442	103,844	17,503	1,386,098
Patricia L. Lewis	48,272,859	1,052,288	29,642	1,386,098
Kathleen A. Ligocki	48,215,683	1,109,689	29,417	1,386,098
Conrad L. Mallett, Jr.	46,695,556	2,641,220	18,013	1,386,098
Raymond E. Scott	49,037,473	299,848	17,468	1,386,098
Greg C. Smith	46,956,025	2,381,183	17,581	1,386,098

Ratification of appointment of independent registered public accounting firm
	48,894,770	1,826,255	19,862	N/A

Advisory approval of Lear’s executive compensation
	48,446,459	870,569	37,761	1,386,098

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation

Date: May 19, 2025	By:	/s/ Jason M. Cardew
	Name:	Jason M. Cardew
	Title:	Senior Vice President and Chief Financial Officer